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                                 Exhibit 99

                             Form of Order Form

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                       PROGRESS FINANCIAL CORPORATION
                                 ORDER FORM

    THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE PROSPECTUS RELATING TO 500,000 SHARES OF COMMON STOCK OF PROGRESS FINANCIAL CORPORATION (THE "COMPANY"), DATED JANUARY 9, 1996 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS SET FORTH IN THE PROSPECTUS.

    THIS ORDER FORM MUST BE RECEIVED BY THE COMPANY WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON JANUARY 31, 1996 (THE "EXPIRATION TIME"), UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY.

                 ANY ORDER FOR SHARES OF COMMON STOCK IN THE
                     OFFERING MADE HEREBY IS IRREVOCABLE.

    THE MINIMUM INDIVIDUAL PURCHASE IN THE OFFERING IS 5,000 SHARES, AND THE MAXIMUM PURCHASE IS 100,000 SHARES. THE COMPANY RESERVES THE RIGHT TO ALTER THE INDIVIDUAL MINIMUM AND MAXIMUM PURCHASE AMOUNTS AND APPROVE PURCHASES OF MORE THAN 100,000 SHARES.

______________________________________________________________________________
ORDERS TO PURCHASE SHARES OF COMMON STOCK IN THE OFFERING MAY BE MADE BY DULY COMPLETING AND SIGNING THIS ORDER FORM. ALL PURCHASERS OF COMMON STOCK ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE PROSPECTUS, INCLUDING ALL APPENDICES THERETO. ADDITIONAL COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.
______________________________________________________________________________


PRICE:  $____ PER SHARE

PART 1. ORDER FOR SHARES IN THE OFFERING: The undersigned hereby irrevocably orders shares of Common Stock in the Offering as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a)  Number of shares ordered in the
          Offering:                                ___________

     (b)  Total Price (number of shares
          on line (a) multiplied by the
          Price of $________):                    $___________

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PART 2.  METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

          / /   UNCERTIFIED, CERTIFIED OR CASHIER'S CHECK, BANK
                DRAFT OR MONEY ORDER IN THE AMOUNT OF $_________
                PAYABLE TO PROGRESS FINANCIAL CORPORATION

          / /   WIRE TRANSFER IN THE AMOUNT OF $_________ DIRECTED
                TO PROGRESS FEDERAL SAVINGS BANK, ABA NO. 2313-7184-1; ACCOUNT NO. 0860-16870. INDICATE NAME OF THE INSTITUTION WIRE TRANSFERRING FUNDS.


PART 3. STOCK REGISTRATION: Please complete the following with respect to all shares purchased in the Offering.


______________________________________________________________________________
Name(s) in which your stock is to be registered


______________________________________________________________________________
Name(s) in which your stock is to be registered


______________________________________________________________________________
                                  Address


______________________________________________________________________________
City                              State                     Zip Code


Social Security # or Tax ID __________________________________________________

Indicate below the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and write in such ownership, such as, for example, corporation, trust or estate. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

/ /  Individual                         / /  Joint Tenants

/ /  Tenants in Common

/ /  Uniform Gifts to Minors           / /   Other ___________________________


PART 4.  IMPORTANT:  SIGN HERE


______________________________________________________________________________


______________________________________________________________________________
                      (Signature(s) of purchaser(s))


                                                       Dated:  January __, 1996